UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2005

CNL HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24097	59-3396369
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 South Orange Avenue, Orlando, Florida 32801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

On October 9, 2005, a $13,000,000 non-refundable deposit (the “Deposit”) was accepted by WBM Resort, L.P., a subsidiary of WB Resort Partners, L.P. (the “Partnership”), a partnership in which CNL Hotels & Resorts, Inc. (the “Company”) owns an unconsolidated 49 percent limited partnership interest and a general partnership interest, in connection with the expiration of a due diligence review period under an Agreement of Purchase and Sale (the “Sale Agreement”) dated September 9, 2005 with W2005 WKI Realty, LLP, an affiliate of Whitehall Street Global Employee Fund (the “Buyer”), which is an affiliate of Goldman Sachs. The Sale Agreement provides for the sale of the Partnership’s interest in the Waikiki Beach Marriott Resort for a purchase price of $279,000,000 in cash (the “Purchase Price”), subject to closing proration adjustments as provided in the Sale Agreement.

Upon closing, the Deposit will be applied as payment against the Purchase Price. The Sale is expected to close during the fourth quarter of 2005. Closing of this transaction is subject to customary closing conditions and, accordingly, there can be no assurance that these conditions will be met, or if met, that the closing will occur.

One of the limited partners of the Partnership is Waikiki Beach Resort, Ltd. (“WBR Ltd.”). WBR Ltd. owns a 36 percent limited partnership interest in the Partnership and is a limited partnership in which a corporation controlled by the Company’s Chairman of the Board and Director, James M. Seneff, Jr. and the Company’s Vice Chairman of the Board and Director, Robert A. Bourne, is the general partner (the “WBR Ltd. GP”). WBR Ltd. GP is also the holder of all of the limited partnership interests in WBR Ltd. The other limited partner of the Partnership is Marriott Rewards, Inc. which owns a 15 percent limited partnership interest in the Partnership.

The Company or its affiliates has certain other relationships with affiliates of the WBR Ltd. GP and Marriott International Inc. which are more fully described in our filings with the Securities and Exchange Commission including, but not limited to, our 2005 Definitive Proxy Statement filed on July 1, 2005 and our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004 filed on March 16, 2005. The Company has previously and may in the future engage the services of Goldman Sachs and its affiliates.

Certain statements and information included in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and estimates and projections about future events, including but not limited to the sale of stated property. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. These risks are disclosed in the Company’s SEC filings including its Annual Report on Form 10-K for the year ended December 31, 2004, as amended. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that the property will be sold or, if sold, will be sold on the indicated terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: October 14, 2005	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Senior Vice President and Chief Accounting Officer